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                                                                 EXHIBIT 9.2

                            TRANSFER AGENCY AGREEMENT



     THIS TRANSFER AGENCY AGREEMENT is made as of the ___ day of _______, 1996, by and between NICHOLAS-APPLEGATE SERIES TRUST, a Delaware business trust, having its principal office and place of business at 600 West Broadway, 30th Floor, San Diego, California 92101 (the "Trust"), and NICHOLAS-APPLEGATE SECURITIES, L.P., a California limited partnership having its principal office and place of business at 600 West Broadway, 30th Floor, San Diego, California 92101 (the "Transfer Agent").

     WHEREAS, the Trust is authorized to issue shares of beneficial interest of various series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust intends to initially offer shares in six series (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 9, being herein referred to as a "Series", and collectively as the "Series");

     WHEREAS, Nicholas-Applegate Capital Management, an affiliate of the Transfer Agent, serves as investment adviser to the Trust;

     WHEREAS, the Trust on behalf of the Series desires to appoint the Transfer Agent as its transfer agent, and the Transfer Agent desires to accept such appointment;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


     Section 1.  TERMS OF APPOINTMENT; DUTIES OF THE TRANSFER AGENT.

     1.01 Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Series, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for the authorized and issued shares of beneficial interest

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of the Trust representing interests in each of the respective Series ("Shares").

     1.02 The Transfer Agent agrees that it will perform the following services:

                 (a) In accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Series, as applicable and the Transfer Agent, the Transfer Agent shall:

                               (i)  Receive for acceptance orders for the
                      purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Trust authorized pursuant to the Declaration of Trust of the Trust (the "Custodian");

                               (ii)  Pursuant to purchase orders, issue the
                      appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                               (iii)  Receive for acceptance redemption
                      requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                               (iv)  At the appropriate time as and when it
                      receives any monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                               (v)  Effect transfers of Shares by the
                      registered owners thereof upon receipt of appropriate instructions;

                               (vi)  Prepare and transmit payments for
                      dividends and distributions declared by the Trust on behalf of the applicable Series;

                               (vii)  Maintain records of account for and
                      advise the Trust and its Shareholders as to the foregoing; and

                               (viii)  Record the issuance of Shares of the
                      Trust and maintain a record of the total

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                      number of Shares which are issued and outstanding.

                 (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Transfer Agent shall perform the customary services of a transfer agent, including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, preparing and filing any forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

                 (c) Procedures as to who shall provide certain of these services in this Article 1 may be established from time to time by agreement between the Trust on behalf of each Series and the Transfer Agent. The Transfer Agent may at times perform only a portion of these services and the Trust or its agent may perform these services on the Trust's behalf.

                 (d) The Transfer Agent shall provide any additional services on behalf of the Trust which may be agreed upon in writing between the Trust and the Transfer Agent.


     Section 2.  FEES AND EXPENSES.

     2.01 The Trust shall pay no compensation to the Transfer Agent for its services hereunder.

     2.02 The Trust agrees on behalf of each of the Series to promptly reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage or advances incurred by the Transfer Agent. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Trust will be reimbursed by the Trust on behalf of the applicable Series.

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     Section 3.  REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT.  The
Transfer Agent represents and warrants to the Trust that:

     3.01 It is a limited partnership duly organized and existing and in good standing under the laws of the State of California.

     3.02 It is duly qualified to carry on its business in the State of California.

     3.03 It is empowered under applicable laws and by its Agreement of Limited Partnership to enter into and perform this Agreement.

     3.04 All requisite partnership proceedings have been taken to authorize it to enter into and perform this Agreement.

     3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.



     Section 4. REPRESENTATION AND WARRANTIES OF THE TRUST. The Trust represents and warrants to the Transfer Agent that:

     4.01 It is a Delaware business trust duly organized and existing and in good standing under the laws of Delaware.

     4.02 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

     4.03 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

     4.04 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

     4.05 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Series is currently effective and will remain effective, and appropriate state securities law filings have been made and

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will continue to be made, with respect to all Shares of the Trust being offered for sale.


     Section 5.  INDEMNIFICATION.

     5.01 The Transfer Agent shall not be responsible for, and the Trust shall on behalf of the applicable Series indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                 (a) All actions of the Transfer Agent required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                 (b) The Trust's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Trust hereunder.

                 (c) The reliance on or use by the Transfer Agent of information, records, documents or services which are received by the Transfer Agent and have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust.

                 (d) Subject to the provisions of Section 6, the reliance on, or the carrying out by the Transfer Agent of any instructions or requests of the Trust on behalf of the applicable Series.

                 (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

     5.02 At any time the Transfer Agent may apply to any officer of the Trust for instructions, and may consult with reasonably qualified legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent shall not be liable and shall be indemnified by the Trust on behalf of the applicable Series

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for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. Subject to the provisions of Section 6, the Transfer Agent shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

     5.03  In order that the indemnification provisions contained in this
Section 5 shall apply, upon the assertion of a claim for which the Trust may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Trust of such assertion, and shall keep the Trust advised with respect to all developments concerning such claim. The Trust shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Transfer Agent. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Trust may be required to indemnify the Transfer Agent except with the Trust's prior written consent.


     Section 6. STANDARD OF CARE. The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.


     Section 7.  COVENANTS OF THE TRUST AND THE TRANSFER AGENT.

     7.01 The Trust shall on behalf of each of the Series promptly furnish to the Transfer Agent the following: a certified copy of the resolution of the Trustees of the Trust authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and a copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

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     7.02  The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

     7.03 The Transfer Agent and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     7.04 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Transfer Agent will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.


     Section 8.  TERMINATION OF AGREEMENT.

     8.01 This Agreement may be terminated by either party upon sixty (60) days written notice to the other.

     8.02 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust on behalf of the applicable Series. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination.


     Section 9. ADDITION OF NEW SERIES. In the event that the Trust establishes one or more series other than the Series with respect to which it desires to appoint the Transfer Agent to act as Transfer Agent, it shall notify the

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Transfer Agent in writing.  If the Transfer Agent is willing to accept such appointment under this Agreement it will so notify the Trust in writing, whereupon such series will be subject to the same provisions of this Agreement as are the Series except to the extent that such provisions are modified with respect to such series in writing between the Trust and the Transfer Agent.


     Section 10. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.


     Section 11. AMENDMENT. This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust.


     Section 12. CALIFORNIA LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of California (without regard to principles of conflicts of law).


     Section 13. FORCE MAJEURE. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.


     Section 14. CONSEQUENTIAL DAMAGES. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

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     Section 15.  NOTICES.  Notices of any kind to be given to the Transfer
Agent by the Trust shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to the Transfer Agent at 600 West Broadway, 30th Floor, San Diego, California 92101, Facsimile:
(619) 687-8100, Attention: President, or at such other address or to such individual as shall be so specified by the Transfer Agent. Notices by any kind to be given to the Trust hereunder by the Transfer Agent shall be in writing and will be duly given if mailed, delivered or so communicated to the Trust at 600 West Broadway, 30th Floor, San Diego, California 92101, Facsimile: (619) 687-8000, Attention: President, or at such other address or to such individual as shall be so specified by the Trust to the Transfer Agent.


     Section 16. MERGER OF AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.


     Section 17. LIMITATIONS OF LIABILITY OF THE TRUSTEES. The Transfer Agent acknowledges that it has received a copy of the Declaration of Trust of the Trust dated July 20, 1995. The Transfer Agent further acknowledges and agrees that the obligations of the Trust under this Agreement are not binding on any officers, trustees or shareholders of the Trust individually, but are only binding upon the assets and properties of the Trust. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets and property of such Series only, and not against the assets of property of any other Series.


     Section 18. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of

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counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                     NICHOLAS-APPLEGATE SERIES TRUST



                                     BY:_______________________________
                                            E. Blake Moore, Jr.
                                     Title: Secretary


                                     NICHOLAS-APPLEGATE SECURITIES, L.P.
                                     a California Limited Partnership
                                     By: Nicholas-Applegate Capital Management
                                     Holdings, Inc., its General Partner



                                     BY:_______________________________
                                            E. Blake Moore, Jr.
                                     Title: Secretary


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